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                                                                   EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Prison Realty Corporation of our report dated January 9, 1998 relating to the financial statements of CCA Prison Realty Trust and subsidiary included in CCA Prison Realty Trust's Form 10-K, as amended, for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.


                                                ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 8, 1999